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                                                                     EXHIBIT 5.1

           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                  August 3, 1999

New World Pasta Company
85 Shannon Road
Harrisburg, Pennsylvania 17112

               Re: Offer for All Outstanding 9 1/4% Senior Subordinated Notes Due 2009 in Exchange for 9 1/4% Senior Subordinated
                    Exchange Notes Due 2009 of New World Pasta Company -- Registration Statement on Form S-4 (File No. 333-76763)
                    ------------------------------------------------------------

Ladies and Gentlemen:


     We have acted as special counsel to New World Pasta Company, a Delaware corporation (the "Company"), in connection with the public offering of up to $160,000,000 aggregate principal amount of 9 1/4% Senior Subordinated Exchange Notes Due 2009 (the "New Notes") of the Company which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the New Notes, the "Securities") by each of Pasta Group, L.L.C., a Delaware limited liability company ("Pasta LLC"), and Winchester Pasta, L.L.C., a Delaware limited liability company ("Winchester LLC" and, together with Pasta LLC, the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in which an aggregate principal amount of up to (i) $160,000,000 of the New Notes will be exchanged for a like principal amount of the Company's issued and outstanding 9 1/4% Senior Subordinated Notes due 2009 (the "Old Notes").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of Form S-4 (File No. 333-76763) relating to the Exchange Offer, as filed
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New World Pasta Company
August 3, 1999
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with the Securities and Exchange Commission (the "Commission") on April 21, 1999
under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto, as filed with the Commission on June 18, 1999, Amendment No. 2 thereto, as filed with the Commission on July 16, 1999, and Amendment No. 3 thereto, to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the registration rights agreement, dated as of February 19, 1999, by and among the Company, the Guarantors and the initial purchasers of the Old Notes (the "Registration Rights Agreement");
(iii) an executed copy of the indenture, dated as of February 19, 1999 (the "Indenture"), by and among the Company, the Guarantors, and The Bank of New
York, as trustee (the "Trustee"); (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (v) the By-Laws of the Company, as amended to date; (vi) the Certificate of Formation of each of the Guarantors, as amended to date; (vii) the Limited Liability Company Agreement of each of the Guarantors, as amended to date; (viii) certain resolutions adopted by the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indenture and related matters; (ix) certain resolutions adopted by the Company as the sole member of each of the Guarantors relating to, among other things, the issuance of the Guarantees by the Guarantors; (x) the Form T-1 of the Trustee attached as
Exhibit 25.1 to the Registration Statement; (xi) the form of New Notes attached as Exhibit 4.6 to the Registration Statement and incorporated by reference therein; and (xii) the Senior Subordinated Guarantee, dated February 19, 1999, of each of the Guarantors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of

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New World Pasta Company
August 3, 1999
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documents executed or to be executed by parties other than the Company and the
Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon the oral or written statements and representations of officers and other representatives of the Company and the Guarantors.

     Our opinions set forth herein are limited to the laws of the States of New York and Delaware which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

     Our opinions are also subject to the qualification that certain of the remedial provisions and waivers with respect to the Guarantees contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions should not affect the validity of the Guarantees, each taken as a whole, and each of the Guarantees, each taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the guarantee created thereby.

     Members of this firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified


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New World Pasta Company
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under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes
(in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and each Guarantee will be the valid and binding obligation of the Guarantor that is a party thereto, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except, in each case, to the extent that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the New Notes and the performance by the Company and each of the Guarantors of its obligations under the Securities to which it is a party do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject, except for those agreements and instruments which have been identified to us by the Company or any Guarantor as being material to it and which are listed in the Exhibit Index of the Registration Statement.

     We hereby consent to the filing to this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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